EXHIBIT 5.1


                   [Letterhead of Tad Mailander, Esq.]

October 4, 2000

Great Basin Water Company
2950 E. Flamingo Road, Suite F
Las Vegas, NV  89121

Ladies and Gentlemen:

     You requested that I render an opinion as to the legality of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Great Basin Water Company (the "Company"), relating to an aggregate of 1,500,000 shares of the Company's Common Stock, $0.001 par value, said shares to be issued to various individuals providing services to the Company under written compensation agreements.

     As you are aware, a portion of the shares to be issued pursuant to the Registration Statement are to be issued to me for prospective services rendered to the Company. Further, and as you are also aware, no services to be performed and billed to you by this office are in any way related to "capital raising" transactions paid for by securities issued pursuant to this Registration Statement or my written compensation agreement thereunder.

     In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

     1. Articles of Incorporation of the Company, along with any amendments thereto.

     2.  The Company's By-Laws.

     3. The Registrant's Second Amended Form 10-SB filed on September 19, 2000, and the Registrant's Quarterly Report on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

     4. The consent of the Board of Directors agreeing to entering into written compensation agreements, and the issuance of this Registration Statement.

     I have also examined such corporate records, other documents, and such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have further assumed that the recipients of these securities under the Registration Statement are performing services consistent with the Act and the Form S-8 and that none of the services performed by the recipients shall be related to capital raising transactions.

     Based on the foregoing, and in reliance thereon, it is my opinion that all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Compensation and Consulting Agreements covered by the Form S-8, and that the Shares being registered pursuant to the Registration Statement, when issued and earned under the Compensation and Consulting Agreements will be duly authorized, validly issued, fully paid and non-assessable.

     This opinion is expressly limited in scope to the securities described herein and which are to be expressly covered by the Registration Statement, and does not cover any subsequent issuances of any securities made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a new or revised opinion concerning the legality of the securities to be issued.

     Further, insofar as this opinion refers to the corporate laws of the State of Nevada, and the securities laws, rules and regulations of the United States, I express no opinion with respect to the laws, regulations or rules of any other jurisdiction.

     I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

     This opinion is based upon my knowledge of the law and facts as of the date hereof and I assume no duty to communicate with you with regard to any matter which may hereafter come to my attention.

Very truly yours,


/s/ Tad Mailander, Esq.
Tad Mailander, Esq.